Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Reports Fourth Quarter 2024 and Full Year Results

Annualized Recurring Revenue grew 46% year-over-year
2024 Cash Flow from Operations $212 million vs. $174 million last year, 22% growth
ShareFile Integration Underway

BURLINGTON, Mass, January 21, 2025 (GlobeNewswire) — Progress (Nasdaq: PRGS), the trusted provider of AI-powered digital experiences and infrastructure software, today announced financial results for its fiscal fourth quarter and fiscal year ended November 30, 2024.

Fourth Quarter 2024 Highlights1:

•Revenue and non-GAAP revenue of $215 million increased 21% year-over-year both on an actual and a constant currency basis.
•Annualized Recurring Revenue ("ARR") of $842 million increased 46% year-over-year on a constant currency basis.
•Operating margin was 10% and non-GAAP operating margin was 37%.
•Diluted earnings per share was $0.03 compared to $0.34 in the same quarter last year, a decrease of 91%.
•Non-GAAP diluted earnings per share was $1.33 compared to $1.02 in the same quarter last year, an increase of 30%.

"2024 was a strong year for Progress as we continue to execute on our long-term strategy to invest and innovate, acquire and integrate, and drive customer success to deliver Total Growth," said Yogesh Gupta, CEO at Progress. "Mission-critical business applications at more than a hundred thousand businesses are powered by Progress products, and I’m grateful to our employees who are building great products, serving our customers’ evolving needs, and making them successful. We are particularly excited about our recent acquisition of ShareFile, which adds an AI-powered SaaS content-centric collaboration platform to our portfolio and will contribute meaningfully to our top- and bottom-line."

Additional financial highlights included:

	Three Months Ended
	GAAP				Non-GAAP[1]
(In thousands, except percentages and per share amounts)	November 30, 2024	November 30, 2023	% Change		November 30, 2024	November 30, 2023	% Change
Revenue	$214,961	$176,970	21%		$214,961	$177,523	21%
Income from operations	$21,500	$22,537	(5)%		$80,510	$62,515	29%
Operating margin	10%	13%	(300) bps		37%	35%	200 bps
Net income	$1,147	$15,335	(93)%		$59,977	$45,769	31%
Diluted earnings per share	$0.03	$0.34	(91)%	(2)	$1.33	$1.02	30%
Cash from operations (GAAP) /Adjusted free cash flow (non-GAAP)	$19,651	$33,161	(41)%		$18,087	$32,893	(45)%

Other fiscal fourth quarter 2024 metrics and recent results included:

•Cash and cash equivalents were $118 million at the end of the quarter.
•Days sales outstanding was 67 days compared to 62 days in the fiscal fourth quarter of 2023, and 45 days in the fiscal third quarter of 2024.
1 See Important Information Regarding Non-GAAP Financial Information and a reconciliation of non-GAAP adjustments to Progress' GAAP financial results at the end of this press release.
2 During the fourth quarter of fiscal year 2024, we made the determination that a substantial portion of unremitted foreign earnings are no longer indefinitely reinvested and recorded a deferred tax liability of $14 million for the U.S. federal, state and foreign withholding taxes expected to be imposed upon the repatriation of such earnings.

•On October 31, 2024, we completed the acquisition of ShareFile, which provides a SaaS-native, AI-powered, document-centric collaboration platform, from Cloud Software Group, Inc.
•During the fiscal fourth quarter of 2024, our Board of Directors suspended our quarterly dividend in connection with the ShareFile acquisition and plans to redirect such capital toward the repayment of debt to increase liquidity for future M&A and for share repurchases, both of which are prioritized in our capital allocation policy.

"We are extremely pleased with our fiscal fourth quarter and full-year results," said Anthony Folger, CFO at Progress. "NRR closed the year above 100%, we delivered exceptionally strong operating margins and adjusted free cash flow and ShareFile delivered results in line with our expectations. We look forward to carrying this momentum into Fiscal 2025 as we work to complete the integration of ShareFile and realize meaningful synergies from the deal."

Full Year Results

	Fiscal Year Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	November 30, 2024	November 30, 2023	% Change	November 30, 2024	November 30, 2023	% Change
Revenue	$753,409	$694,439	8%	$753,409	$698,150	8%
Income from operations	$124,003	$110,523	12%	$298,475	$270,637	10%
Operating margin	16%	16%	0 bps	40%	39%	100 bps
Net income	$68,438	$70,197	(3)%	$219,020	$194,214	13%
Diluted earnings per share	$1.54	$1.57	(2)%	$4.93	$4.35	13%
Cash from operations (GAAP) /Adjusted free cash flow (non-GAAP) / Unlevered free cash flow (non-GAAP)	$211,494	$173,920	22%	$211,889	$175,453	21%
				$237,979	$200,385	19%

2025 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2025 and the fiscal first quarter ending February 28, 2025, together with actual results for the same periods in the fiscal year ending November 30, 2024:

	FY 2025 Guidance		FY 2024 Actual
(In millions, except percentages and per share amounts)	FY 2025 GAAP	FY 2025 Non-GAAP[1]	FY 2024 GAAP	FY 2024 Non-GAAP[1]
Revenue	$958 - $970	$958 - $970	$753	$753
Diluted earnings per share	$1.08 - $1.23	$5.00 - $5.12	$1.54	$4.93
Operating margin	14% - 15%	37% - 38%	16%	40%
Cash from operations (GAAP) / Adjusted free cash flow (non-GAAP) / Unlevered free cash flow (non-GAAP)	$216 - $228	$225 - $237	$211	$212
		$282 - $294		$238
Effective tax rate	21%	20%	27%	19%

	Q1 2025 Guidance		Q1 2024 Actual
(In millions, except per share amounts)	Q1 2025 GAAP	Q1 2025 Non-GAAP[1]	Q1 2024 GAAP	Q1 2024 Non-GAAP[1]
Revenue	$232 - $238	$232 - $238	$185	$185
Diluted (loss) earnings per share	$(0.01) - $0.05	$1.02 - $1.08	$0.51	$1.25

Based on current exchange rates, the expected negative currency translation impact on our:

•Fiscal year 2025 business outlook compared to 2024 exchange rates is approximately $5.6 million on revenue.
•GAAP and non-GAAP diluted earnings per share for fiscal year 2025 is approximately $0.03.
•Fiscal Q1 2025 business outlook compared to 2024 exchange rates is approximately $1.8 million on revenue.
•GAAP and non-GAAP diluted (loss) earnings per share for fiscal Q1 2025 is approximately $0.01.

To the extent that there are changes in exchange rates versus the current environment and/or our expectations, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal fourth quarter of 2024 at 5:00 p.m. ET on Tuesday, January 21, 2025. Participants must register for the conference call here: https://register.vevent.com/register/BI14e62bc5ab3f4885a358aaef36f1684e. The webcast can be accessed at: https://edge.media-server.com/mmc/p/5i6yaf23. The conference call will include comments followed by questions and answers. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Important Information Regarding Non-GAAP Financial Information

Progress furnishes certain non-GAAP supplemental information to our financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that by excluding the effects of certain GAAP-related items that in their opinion do not reflect the ordinary earnings of our operations, such information helps to illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals, evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors’ overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure the performance of our business, (iii) affords a view of our operating results that may be more easily compared to our peer companies, and (iv) enables investors to consider our operating results on both a GAAP and non-GAAP basis (including following the integration period of our prior and proposed acquisitions). However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP") and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information may have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables at the end of this press release.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Acquisition-related revenue - We include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would have been recognized prior to our adoption of Accounting Standards Update No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers ("ASU 2021-08") during the fourth quarter of fiscal year 2021. The acquisition-related revenue in our prior period results relates to Chef Software, Inc. which we acquired on October 5, 2020. Since GAAP accounting required the elimination of this revenue prior to the adoption of ASU 2021-08, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Upon our adoption of ASU 2021-08, this adjustment is no longer applicable to subsequent acquisitions.
•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired. Adjustments include preliminary estimates relating to the valuation of intangible assets from ShareFile. The final amounts will not be available until the Company's internal procedures and reviews are completed.

•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses and other - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results. Adjustments include preliminary estimates relating to restructuring expenses from ShareFile. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Acquisition-related expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
•Cyber incident and vulnerability response expenses, net
◦November 2022 Cyber Incident - We exclude certain expenses resulting from the detection of irregular activity on certain portions of our corporate network, as more thoroughly described in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on December 19, 2022.
◦MOVEit Vulnerability - We exclude certain expenses resulting from the zero-day MOVEit Vulnerability, as more thoroughly described in our filings with the Securities and Exchange Commission since June 5, 2023.
Expenses include costs to investigate and remediate these cyber related matters, as well as legal and other professional services related thereto. Expenses related to such cyber matters are provided net of expected insurance recoveries, although the timing of recognizing insurance recoveries may differ from the timing of recognizing the associated expenses. Costs associated with the enhancement of our cybersecurity program are not included within this adjustment. We expect to continue to incur legal and other professional services expenses in future periods associated with the MOVEit vulnerability. We do not expect to incur additional costs associated with the November 2022 Cyber Incident as the investigation is closed. Expenses related to such cyber matters are expected to result in operating expenses that would not have otherwise been incurred in the normal course of business operations. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Income tax adjustment - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.
•Constant Currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. As exchange rates are an important factor in understanding period-to-period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates.
•Annualized Recurring Revenue ("ARR") - We disclose ARR as a performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources currently represents the substantial majority of our revenues and is expected to continue in the future. We define ARR as the annualized revenue of all active and contractually binding term-based contracts from all customers at a point in time. ARR includes revenue from maintenance, software upgrade rights, public cloud, and on-premises subscription-based transactions and managed services. ARR mitigates fluctuations in revenue due to seasonality, contract term and the sales mix of subscriptions for term-based licenses and SaaS. Management uses ARR to understand customer trends and the overall health of the Company’s business, helping it to formulate strategic business decisions.

We calculate the annualized value of annual and multi-year contracts, and contracts with terms less than one year, by dividing the total contract value of each contract by the number of months in the term and then multiplying by 12. Annualizing contracts with terms less than one-year results in amounts being included in our ARR that are in excess of the total contract value for those contracts at the end of the reporting period. We generally do not sell non-SaaS-based contracts with a term of less than one year unless a customer is purchasing additional licenses under an existing annual or multi-year contract. The expectation is that at the time of renewal, such contracts with a term less than one year will renew with the same term as the existing contracts being renewed, such that both contracts are co-termed. Historically, such contracts with a term of less than one year renew at rates equal to or better than annual or multi-year contracts.

For SaaS-based contracts, there is a meaningful percentage of monthly auto-renewing contracts for which annualizing the contracts results in amounts being included in our ARR that are in excess of the total contract value for those contracts at the end of the reporting period.

Revenue from term-based license and on-premises subscription arrangements include a portion of the arrangement consideration that is allocated to the software license that is recognized up-front at the point in time control is transferred under ASC 606 revenue recognition principles. ARR for these arrangements is calculated as described above. The expectation is that the total contract value, inclusive of revenue recognized as software license, will be renewed at the end of the contract term.

The calculation is done at constant currency using the current year budgeted exchange rates for all periods presented.

ARR is not defined in GAAP and is not derived from a GAAP measure. Rather, ARR generally aligns to billings (as opposed to GAAP revenue which aligns to the transfer of control of each performance obligation). ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.
•Net Retention Rate ("NRR") - We calculate net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period end ("Prior Period ARR"). We then calculate the ARR from these same customers as of the current period end ("Current Period ARR"). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the net retention rate. Net retention rate is not calculated in accordance with GAAP.

We also provide guidance on adjusted free cash flow ("AFCF") and unlevered free cash flow ("Unlevered FCF"). AFCF is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments. Unlevered FCF is AFCF plus tax-effected interest expense on outstanding debt.

Note Regarding Forward-Looking Statements

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like "believe," "may," "could," "would," "might," "should," "expect," "intend," "plan," "target," "anticipate" and "continue," the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook (including future acquisition activity) and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors or zero-day vulnerabilities, we may experience reputational harm, legal claims and financial exposure; and the results of inquiries, investigations and legal claims regarding the MOVEit Vulnerability remain uncertain, while the ultimate resolution of these matters could result in losses that may be material to our financial results for a particular period; and (v) future acquisitions may not be successful or may involve unanticipated costs or other integration issues that could disrupt our existing operations; and (vi) expected synergies and benefits of the ShareFile acquisition may not be realized which could negatively impact our future results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2024 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2024, May 31, 2024 and August 31, 2024. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (Nasdaq: PRGS) empowers organizations to achieve transformational success in the face of disruptive change. Our software enables our customers to develop, deploy and manage responsible AI-powered applications and digital experiences with agility and ease. Customers get a trusted provider in Progress, with the products, expertise and vision they need to succeed. Over 4 million developers and technologists at hundreds of thousands of enterprises depend on Progress. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Jeff Young
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2024	November 30, 2023	% Change	November 30, 2024	November 30, 2023	% Change
Revenue:
Software licenses	$73,402	$56,270	30%	$249,331	$220,789	13%
Maintenance and services	141,559	120,700	17%	504,078	473,650	6%
Total revenue	214,961	176,970	21%	753,409	694,439	8%
Costs of revenue:
Cost of software licenses	3,014	3,155	(4)%	10,942	11,153	(2)%
Cost of maintenance and services	25,866	22,592	14%	90,318	85,255	6%
Amortization of acquired intangibles	7,658	7,916	(3)%	29,222	30,169	(3)%
Total costs of revenue	36,538	33,663	9%	130,482	126,577	3%
Gross profit	178,423	143,307	25%	622,927	567,862	10%
Operating expenses:
Sales and marketing	50,429	43,563	16%	164,570	156,076	5%
Product development	41,199	34,005	21%	146,342	132,401	11%
General and administrative	25,688	22,111	16%	89,518	83,157	8%
Amortization of acquired intangibles	17,775	17,605	1%	65,290	66,430	(2)%
Restructuring expenses	7,146	2,177	228%	10,454	8,407	24%
Acquisition-related expenses	13,995	271	*	17,109	4,704	264%
Cyber incident and vulnerability response expenses, net	691	1,038	(33)%	5,641	6,164	(8)%
Total operating expenses	156,923	120,770	30%	498,924	457,339	9%
Income from operations	21,500	22,537	(5)%	124,003	110,523	12%
Other expense, net	(9,250)	(8,365)	(11)%	(29,739)	(30,866)	4%
Income before income taxes	12,250	14,172	(14)%	94,264	79,657	18%
Provision (benefit) for income taxes	11,103	(1,163)	*	25,826	9,460	173%
Net income	$1,147	$15,335	(93)%	$68,438	$70,197	(3)%

Earnings per share:
Basic	$0.03	$0.35	(91)%	$1.58	$1.62	(2)%
Diluted	$0.03	$0.34	(91)%	$1.54	$1.57	(2)%
Weighted average shares outstanding:
Basic	43,183	43,729	(1)%	43,268	43,456	—%
Diluted	45,208	44,829	1%	44,427	44,658	(1)%

Cash dividends declared per common share	$—	$0.175	(100)%	$0.525	$0.700	(25)%
*not meaningful

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$808	$830	(3)%	$3,540	$2,976	19%
Sales and marketing	2,025	1,770	14%	8,964	6,797	32%
Product development	3,296	3,102	6%	13,551	12,214	11%
General and administrative	5,616	4,716	19%	20,701	18,542	12%
Total	$11,745	$10,418	13%	$46,756	$40,529	15%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	November 30, 2024	November 30, 2023
Assets
Current assets:
Cash and cash equivalents	$118,077	$126,958
Accounts receivable, net	163,575	125,825
Unbilled receivables	34,672	29,965
Other current assets	52,489	48,040
Total current assets	368,813	330,788
Property and equipment, net	13,746	15,225
Goodwill and intangible assets, net	2,015,748	1,186,379
Right-of-use lease assets	30,894	18,711
Long-term unbilled receivables	28,893	28,373
Other assets	68,872	23,307
Total assets	$2,526,966	$1,602,783
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other current liabilities	$113,801	$92,805
Current portion of long-term debt, net	—	13,109
Short-term operating lease liabilities	9,202	10,114
Short-term deferred revenue, net	332,142	236,090
Total current liabilities	455,145	352,118
Long-term debt, net	730,000	356,111
Long-term operating lease liabilities	26,259	13,000
Long-term deferred revenue, net	72,270	58,946
Convertible senior notes, net	796,267	354,772
Other long-term liabilities	8,237	8,121
Stockholders' equity:
Common stock and additional paid-in capital	354,592	371,017
Retained earnings	84,196	88,698
Total stockholders' equity	438,788	459,715
Total liabilities and stockholders' equity	$2,526,966	$1,602,783

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Cash flows from operating activities:
Net income	$1,147	$15,335	$68,438	$70,197
Depreciation and amortization	28,388	27,862	106,569	105,294
Stock-based compensation	11,745	10,418	46,756	40,529
Other non-cash adjustments	10,130	(7,669)	4,517	(18,760)
Changes in operating assets and liabilities	(31,759)	(12,785)	(14,786)	(23,340)
Net cash flows from operating activities	19,651	33,161	211,494	173,920
Capital expenditures	(2,878)	(2,389)	(5,206)	(5,570)
Issuances of common stock, net of repurchases	10,287	1,621	(59,016)	(8,006)
Dividend payments to stockholders	(7,646)	(7,885)	(31,460)	(31,554)
Payments for acquisitions, net of cash acquired	(852,702)	—	(852,702)	(355,250)
Proceeds from the issuance of debt, net of payment of issuance costs	730,000	—	1,161,929	195,000
Principal payment on term loan and repayment of revolving line of credit	—	(31,718)	(371,250)	(91,875)
Purchase of capped calls	—	—	(42,210)	—
Other	(11,348)	(3,831)	(20,460)	(5,984)
Net change in cash and cash equivalents	(114,636)	(11,041)	(8,881)	(129,319)
Cash and cash equivalents, beginning of period	232,713	137,999	126,958	256,277
Cash and cash equivalents, end of period	$118,077	$126,958	$118,077	$126,958

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES1
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(In thousands, except per share data)	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Adjusted revenue:
GAAP revenue	$214,961	$176,970	$753,409	$694,439
Acquisition-related revenue	—	553	—	3,711
Non-GAAP revenue	$214,961	$177,523	$753,409	$698,150

Adjusted income from operations:
GAAP income from operations	$21,500	$22,537	$124,003	$110,523
Amortization of acquired intangibles	25,433	25,521	94,512	96,599
Stock-based compensation	11,745	10,418	46,756	40,529
Restructuring expenses and other	7,146	2,177	10,454	8,407
Acquisition-related revenue and expenses	13,995	824	17,109	8,415
Cyber incident and vulnerability response expenses, net	691	1,038	5,641	6,164
Non-GAAP income from operations	$80,510	$62,515	$298,475	$270,637

Adjusted net income:
GAAP net income	$1,147	$15,335	$68,438	$70,197
Amortization of acquired intangibles	25,433	25,521	94,512	96,599
Stock-based compensation	11,745	10,418	46,756	40,529
Restructuring expenses and other	7,146	2,177	10,454	8,407
Acquisition-related revenue and expenses	13,995	824	17,109	8,415
Cyber incident and vulnerability response expenses, net	691	1,038	5,641	6,164
Provision for income taxes	(180)	(9,544)	(23,890)	(36,097)
Non-GAAP net income	$59,977	$45,769	$219,020	$194,214

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.03	$0.34	$1.54	$1.57
Amortization of acquired intangibles	0.56	0.57	2.13	2.16
Stock-based compensation	0.25	0.23	1.04	0.91
Restructuring expenses and other	0.16	0.05	0.24	0.19
Acquisition-related revenue and expenses	0.31	0.02	0.39	0.19
Cyber incident and vulnerability response expenses, net	0.02	0.02	0.13	0.14
Provision for income taxes	—	(0.21)	(0.54)	(0.81)
Non-GAAP diluted earnings per share	$1.33	$1.02	$4.93	$4.35

Non-GAAP weighted avg shares outstanding - diluted	45,208	44,829	44,427	44,658

OTHER NON-GAAP FINANCIAL MEASURES1
(Unaudited)

Adjusted Free Cash Flow and Unlevered Free Cash Flow
	Three Months Ended			Fiscal Year Ended
(In thousands)	November 30, 2024	November 30, 2023	% Change	November 30, 2024	November 30, 2023	% Change
Cash flows from operations	$19,651	$33,161	(41)%	$211,494	$173,920	22%
Purchases of property and equipment	(2,878)	(2,389)	20%	(5,206)	(5,570)	(7)%
Free cash flow	16,773	30,772	(45)%	206,288	168,350	23%
Add back: restructuring payments	1,314	2,121	(38)%	5,601	7,103	(21)%
Adjusted free cash flow	$18,087	$32,893	(45)%	$211,889	$175,453	21%
Add back: tax-effected interest expense				26,090	24,932	5%
Unlevered free cash flow				$237,979	$200,385	19%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2025 GUIDANCE1
(Unaudited)

Fiscal Year 2025 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2025
(In millions)	Low	High
GAAP income from operations	$134.5	$143.0
GAAP operating margin	14%	15%
Restructuring expense and other	8.2	8.2
Stock-based compensation	61.3	61.3
Acquisition-related expenses	6.0	6.0
Amortization of intangibles	144.9	144.9
Cyber incident and vulnerability response expenses, net	4.2	4.2
Total adjustments(3)	224.6	224.6
Non-GAAP income from operations	$359.1	$367.6
Non-GAAP operating margin	37%	38%
(3)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from ShareFile and restructuring expenses. The final amounts will not be available until the Company's internal procedures and reviews are completed.

Fiscal Year 2025 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2025
(In millions, except per share data)	Low	High
GAAP net income	$49.4	$56.9
Adjustments (from previous table)	224.6	224.6
Income tax adjustment(4)	(44.3)	(44.2)
Non-GAAP net income	$229.7	$237.3

GAAP diluted earnings per share	$1.08	$1.23
Non-GAAP diluted earnings per share	$5.00	$5.12

Diluted weighted average shares outstanding	46.0	46.4

[4] Tax adjustment is based on a non-GAAP effective tax rate of approximately 20%, calculated as follows:
Non-GAAP income from operations	$359.1	$367.6
Other (expense) income	(71.9)	(70.9)
Non-GAAP income from continuing operations before income taxes	287.2	296.7
Non-GAAP net income	229.7	237.3
Tax provision	$57.5	$59.4
Non-GAAP tax rate	20%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2025 GUIDANCE1
(Unaudited)

Fiscal Year 2025 Adjusted Free Cash Flow and Unlevered Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2025
(In millions)	Low	High
Cash flows from operations (GAAP)	$216	$228
Purchases of property and equipment	(7)	(7)
Add back: restructuring payments	16	16
Adjusted free cash flow (non-GAAP)	225	237
Add back: tax-effected interest expense	57	57
Unlevered free cash flow (non-GAAP)	$282	$294

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2025 GUIDANCE1
(Unaudited)

Q1 2025 Non-GAAP Earnings per Share Guidance
	Three Months Ending February 28, 2025
	Low	High
GAAP diluted (loss) earnings per share	$(0.01)	$0.05
Acquisition-related expense	0.06	0.06
Stock-based compensation	0.31	0.31
Amortization of intangibles	0.79	0.79
Restructuring expense and other	0.12	0.12
Cyber incident and vulnerability response expenses, net	0.01	0.01
Total adjustments(3)	1.29	1.29
Income tax adjustment	(0.26)	(0.26)
Non-GAAP diluted earnings per share	$1.02	$1.08
(3)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from ShareFile and restructuring expenses. The final amounts will not be available until the Company's internal procedures and reviews are completed.